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                                                                   Exhibit 10.26



                        TRANSITION AND SERVICES AGREEMENT


        THIS TRANSITION AND SERVICES AGREEMENT (this "Agreement"), is effective as of July 1, 1998 (the "Effective Date"), by and between STADT SOLUTIONS, LLC, a Delaware limited liability company ("Company"), PMR CORPORATION, a Delaware corporation ("PMR") and STADTLANDER DRUG DISTRIBUTION COMPANY, INC., a Delaware corporation ("Stadtlander"). Together, PMR and Stadtlander are hereinafter referred to as the "Service Providers" or individually, each a "Service Provider."

                                    RECITALS

        WHEREAS, Company requires certain support in the conduct of its business; and

        WHEREAS, PMR and Stadtlander each wish to offer and provide such support to Company, and Company wishes to accept such support, upon the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations contained herein, the parties agree as follows:

1.      SCOPE OF AGREEMENT.

        Each Service Provider severally, and not jointly, hereby agrees to provide or make available certain support and related services to Company ("Services") in accordance with the terms and conditions of this Agreement. Each Service Provider shall also provide such additional support or services to Company pursuant to this Agreement as such Service Provider and Company may mutually agree. The Services shall be performed in the manner, to the extent and at a time substantially consistent with the manner in which each Service Provider performs administrative or other services for its own benefit.

2.      SERVICES.

        2.1 TYPES OF SUPPORT SERVICES. Upon Company's request, the Service Providers shall provide the Services as described below:

               (a) ACCOUNTING SERVICES. Stadtlander shall provide bookkeeping and accounting services relating to the maintenance of books and records of Company's financial operations, including, for example, bank balances, loan balances and cash management services. If requested, Stadtlander shall assist Company in the gathering and maintenance of records and information to be provided to Company's independent certified accountants in connection with the calculation of taxes owed by Company and the preparation of Company's tax returns. Company agrees that so long as Stadtlander is providing fulfillment and accounting services under this Agreement, Company's independent certified accountants shall be Stadtlander's independent certified accountants.



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               (b) GENERAL AND ADMINISTRATIVE SERVICES; USE OF EQUIPMENT AND
FACILITIES. Each Service Provider agrees that it shall provide such other general and administrative support to Company necessary for or relating to the proper functioning of Company as a commercial entity, as the parties shall agree. Such support includes, but is not limited to, general office services, including use of telephone(s) and other office equipment, and providing necessary insurance coverage for and access to utilities at the portion of the facilities provided by the Service Provider and used by Company.

               (c) PAYROLL AND PERSONNEL SERVICES. Each Service Provider agrees that it shall provide the following payroll and personnel services to Company: maintenance of employee files, assistance in recruiting, hiring and dismissing employees, administration of reasonable employee payroll matters and maintenance of general employee insurance obligations.

               (d) MIS SERVICES. Each Service Provider agrees that it shall provide reasonable management information services to Company relating to Services provided to Company hereunder, including coordination of network services between the Service Provider and Company, and information technology planning services. A Service Provider may provide additional management information services as are mutually agreed between the Service Provider and Company.

               (e)    REIMBURSEMENT SERVICES.

                      (i) Stadtlander shall provide reimbursement services, including billing, coordination of reimbursement and collection services relating to the provision of phlebotomy and case management services associated with the drug Clozaril and any generic equivalents ("Case Management Services").

                      (ii) With respect to each of the states in which Stadtlander's customers and patients are located immediately prior to the Effective Date (the "Initial States"), Stadtlander shall provide reimbursement services, including billing, coordination of reimbursement and collection services relating to the fulfillment and distribution of pharmaceutical products.

               (f) FULFILLMENT SERVICES. Stadtlander shall provide to Company the following services with respect to Company's business: enrollment of patients and customers, entry of purchase orders, purchasing, receipt of materials purchased, and delivery of materials received on behalf of Company directly to Company's customers. Stadtlander agrees that it shall take all necessary steps to Company's satisfaction to keep any and all accounts, funds, materials, inventory and any other assets of Company free from claims of Stadtlander's creditors pursuant to any lien, security interest or any other encumbrance or claim. In addition, Stadtlander acknowledges and agrees that the economic value of all discounts, rebates, concessions or other customer incentives or accommodations relating to Company's customers will inure to the benefit of Company. Stadtlander further agrees that it will involve Company in all discussions and negotiations with any pharmaceutical manufacturers relating to rebates or pricing of Clozaril or its generic alternatives and that it will use its commercially reasonable efforts to include the Company in any purchasing agreement entered into with respect to Clozaril or its generic alternatives.



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               (g) CONSULTING SERVICES. PMR shall provide consulting services relating to its knowledge, experience and expertise in the areas of mental illness, case management and medical informatics.

        2.2    PERFORMANCE OF SERVICES.

               (a) PERFORMANCE. Each Service Provider shall perform the Services for which it is obligated above on an ongoing basis during the Term (as defined in Section 6.1 below), as reasonably required or requested by Company.

               (b) THIRD PARTY PROVISION OF SERVICES. Each Service Provider may, upon the written consent of Company, provide any of the Services by contracting with a third party to provide such services. In such event, Company shall continue to pay such Service Provider directly for the services in accordance with Section 2.3 of this Agreement.

        2.3    CHARGE FOR SERVICES.

               (a) Company shall pay to each Service Provider such Service Provider's "Costs" in providing Services, monthly in arrears, within thirty (30) days of the date the Service Provider's invoice is received by Company. A Service Provider's "Costs," for purposes of this Agreement, shall include (i) the Service Provider's direct costs, (ii) directly attributed overhead costs of dispensing locations, and (iii) the cost of assets purchased for use solely on behalf of Company. Direct costs and directly attributed overhead costs shall not include corporate overhead costs or allocations. Schedule B to that certain Operating Agreement dated as of the date hereof, by and between PMR and Stadtlander, as it may be amended from time to time (the "Operating Agreement") contains a list of representative Costs relating to certain Services. In addition to the Services described herein, Company shall pay a Service Provider for its costs in providing any other services which are requested by Company and agreed upon by the Service Provider but which are not otherwise contemplated in this Agreement, such costs to be agreed to between the Company and the Service Provider.

               (b) Notwithstanding the foregoing, so long as Stadtlander is providing purchasing and fulfillment services hereunder, the cost of pharmaceuticals to be billed to Company by Stadtlander will be the Costs thereof (as defined above) plus the lower of (i) seventeen percent (17%) of such Costs or (ii) Stadtlander's actual gross margin from such services (such 17% of Costs or actual gross margin is hereinafter referred to as the "Gross Margin"). Payments of all amounts representing Gross Margin hereunder shall be due and payable on the 30th day following the end of each month and shall be payable only to the extent the Company's net cash flow from operations for such month is greater than or equal to the Gross Margin payable for such month. If the amount of Gross Margin payable in any month exceeds the amount of net cash flow from operations for the month, then payments of such excess Gross Margin shall be payable with the next monthly payment to the extent such Gross Margin may be paid in accordance with the net cash flow requirement set forth in the preceding sentence. All Gross Margin paid to Stadtlander in a fiscal year shall be credited first against the Net Income Base distribution, and second, against other amounts or distributions payable to Stadtlander for such fiscal year, to the extent of the Net Income Base. If the Gross Margin amount paid to Stadtlander in a fiscal year exceeds the total amounts credited under the



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preceding sentence, then such excess amount shall be rebated to Company in the form of a reduction of the cost of services charged by Stadtlander to Company.

3.      DUTIES OF COMPANY.

        3.1 MEDICAID PROVIDER NUMBERS AND PHARMACY LICENSES. Company will use its commercially reasonable efforts to secure Medicaid provider numbers and/or pharmacy licenses to facilitate its business.

        3.2 COOPERATION. Company shall fully cooperate with the Service Providers to permit the Service Providers to perform their duties and obligations under this Agreement in a timely manner. Company shall direct its officers, managers, employees, and agents ("Representatives") to (i) properly respond to requests by any Service Provider for information, and (ii) if requested by a Service Provider, meet with or consult with the Service Provider regarding any manner related to the Services. Company shall also promptly provide a Service Provider with copies of any agreements, instruments or documents in possession of Company as are reasonably requested by such Service Provider, and promptly provide a Service Provider with any notices or other communications that Company may receive that may have any effect on the Service Provider's performance of the Services.

        3.3 ACCURACY OF INFORMATION. Company shall be responsible for the completeness and accuracy of all information furnished to a Service Provider by Company and Representatives of Company in connection with the Service Provider's performance of Services.

4.      LIMITATION OF LIABILITY.

        Company acknowledges that the Service Providers are not in the business of providing Services and that Services are being provided pursuant to this Agreement as an accommodation to Company. Company's sole and exclusive remedy and each Service Provider's sole and exclusive liability for any breach of by such Service Provider of its obligations under Section 2, and for any damages of Company suffered or incurred directly or indirectly in connection with the provision of Services by such Service Provider (whether any claim related to such damages arises in contract, in tort, by statute or otherwise), shall be the reperformance by the Service Provider of Services at the Service Provider's expense. No Service Provider makes any warranty, express or implied, including any implied warranty of merchantability or fitness for a particular purpose or as to the performance of the Services furnished hereunder, nor any implied warranty arising from course of performance, course of dealing or usage of trade, all of which are hereby expressly disclaimed.

5.      INDEMNITY.

        5.1 INDEMNIFICATION. Each party hereby agrees to save, defend and hold each other party and its directors, officers, stockholders, members, employees, and agents harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees (collectively, "Claims") for damage to persons or property resulting directly or indirectly from its negligence or willful or reckless misconduct in connection with this Agreement; provided, however, that no party shall be required to indemnify or hold any party harmless (either directly or pursuant to any subrogation of rights) for any



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portion of any Claim that is covered and paid for by any applicable insurance policy or contract maintained by the party seeking indemnification or seeking to be held harmless and which coverage under such insurance contract is not invalidated by a waiver of subrogation rights.

        5.2 CONTROL OF DEFENSE. Any entity entitled to indemnification under this Section 5 shall give notice to the indemnifying party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Claims made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claims.

6.      TERM AND TERMINATION.

        6.1 TERM. This Agreement shall begin as of the Effective Date and shall continue until the earlier of (i) termination of the Operating Agreement, (ii) termination by unanimous written consent of the parties, or (iii) termination pursuant to Section 6.2 below.

        6.2 RIGHT TO TERMINATE FOR BREACH. In the event any party shall commit a material breach of any term or condition of this Agreement, any aggrieved party may terminate this Agreement upon written notice to the other parties, and such termination shall be effective unless the breach has been remedied within 60 days from notice thereof.

        6.3 SUSPENSION OF SERVICES. To suspend or terminate all or part of the Services, either Company or any Service Provider that is obligated to perform such Services may at any time during the Term deliver to the other party a 90-day prior written notice that any of such services will be suspended or terminated.

        6.4 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this Section 6, all further obligation of the parties with respect to such Services under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or liability arising from any prior breach by such party of the provisions of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the terms set forth in Sections 5 and 6; and (c) Company shall remain liable for payment under
Section 2.3 for any Services performed on or prior to the date of termination.

7.      CONFIDENTIALITY, RECORDS.

        7.1    PROPRIETARY INFORMATION.

               (a) All information furnished or disclosed by one party (a "Disclosing Party") to any other party (a "Receiving Party") in connection with the negotiation or performance of this Agreement, including but not limited to trade secrets, cost and pricing information, computer programs, techniques, designs, drawings, prototypes, formula or test data, data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter shall be deemed "Proprietary Information." Provided,



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however, that the term "Proprietary Information" shall not be deemed to include information which the Receiving Party can demonstrate by competent written proof: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available to the public; (b) is known by the Receiving Party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the Receiving Party by a third party without restriction on disclosure; or (d) is the subject of a written permission to disclose by the Disclosing Party.

               (b) For purposes of clarification and subject to the provisions of the last sentence of Section 7.1(a) (information excluded from the definition of Proprietary Information), the following are examples of (and do not constitute an exhaustive list of) Proprietary Information of the Company: all information relating to clinical practices information, pharmaceutical usage and outcomes information relating to patients with a serious mental illness who are customers of Company. All such Proprietary Information shall be property solely of Company, regardless of the location or system on which such information is located, and each Service Provider agrees to maintain and provide Company with unlimited and unrestricted access to such information that is within the control of such Service Provider.

        7.2 USE AND HANDLING OF PROPRIETARY INFORMATION. The Receiving Party shall maintain all Proprietary Information in trust and confidence and shall use at least the same degree of care regarding this information as it uses with respect to its own Proprietary Information to prevent its unauthorized disclosure, use or publication. The Receiving Party may use such Proprietary Information only to the extent required to accomplish the intent of this Agreement. The Receiving Party shall not use the Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.

        7.3 OWNERSHIP OF PROPRIETARY INFORMATION. All Proprietary Information (including all copies thereof) of a party hereto shall at all times remain the property of such Disclosing Party. No rights or licenses to trademarks, inventions, copyrights or patents are implied or granted under this Agreement.

        7.4 PERMITTED DISCLOSURE. A party may disclose Proprietary Information to its professional advisors, and may disclose such information if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof, provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which the order was issued; or is otherwise required by law.

        7.5 INJUNCTIVE RELIEF. Each party hereby acknowledges and agrees that in the event of any breach of this Section 7 of this Agreement by a Receiving Party, including, without limitation, the actual or threatened disclosure of Proprietary Information without the prior express written consent of the Disclosing Party, the Disclosing Party will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, in the event of any breach or threatened breach by a Receiving Party of any provisions of this Section 7, the Disclosing Party shall, in addition to all



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other remedies available to it, be entitled to injunctive relief in connection with a breach by Receiving Party under this Agreement.

8.      MISCELLANEOUS.

        8.1 TAXES. Company shall pay any and all direct or indirect taxes arising out of payments made or due pursuant to this Agreement.

        8.2 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of California.

        8.3 ARBITRATION. The parties agree that they shall submit any disputes arising under this Agreement to binding arbitration pursuant to Section 14.1 of the Operating Agreement, which section is incorporated herein by reference.

        8.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Operating Agreement, and that certain Subscription Agreement dated June 8, 1998, by and between PMR and Stadtlander including any and all attachments or exhibits hereto or thereto, constitute the entire, final and exclusive understanding and agreement between the parties with respect to the subject matter hereof. This Agreement may be amended, waived, discharged or terminated only by written agreement of the parties.

        8.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, this Agreement shall continue in full force and effect without said provision.

        8.7 FORCE MAJEURE. In the event that a party's performance under this Agreement, other than Company's obligation to make payments, shall be interrupted or delayed by the occurrence of any event beyond the reasonable control of such party, then such party shall be excused from performance during the period of time when the interruption occurred.

        8.8 CAPTIONS. The captions and heading to Sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe the meaning or the interpretation of this Agreement.

        8.9 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon each Service Provider, Company and their successors and assigns.

        8.10 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.



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        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the respective parties as of the respective dates set forth below.


                                        COMPANY:

                                        STADT SOLUTIONS, LLC
                                        a Delaware limited liability company


                                        By: /s/ Mark Clein
                                            ------------------------------------
                                        Name:  Mark Clein
                                               ---------------------------------
                                        Title: Manager
                                               ---------------------------------

                                        Address:   501 Washington Street
                                                   5th Floor
                                                   San Diego, CA  92103


                                        PMR:

                                        PMR CORPORATION
                                        a Delaware corporation


                                        By: /s/ Mark Clein
                                            ------------------------------------
                                        Name:  Mark Clein
                                               ---------------------------------
                                        Title: C.F.O.
                                               ---------------------------------

                                        Address:   501 Washington Street
                                                   5th Floor
                                                   San Diego, CA  92103


                                        STADTLANDER:

                                        STADTLANDER DRUG DISTRIBUTION
                                        COMPANY, INC.
                                        a Delaware corporation


                                        By: /s/ James J. Sas
                                        Name: James J. Sas
                                        Title:   Chief Financial Officer

                                        Address:   600 Penn Center Boulevard
                                                   Pittsburgh, PA  15235



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